CERTIFICATE OF AMENDMENT
OF
AGREEMENT AND DECLARATION
OF TRUST
OF
DELAWARE GROUP EQUITY FUNDS
III

         The undersigned Trustees of Delaware
         Group Equity Funds III, a Delaware
         statutory trust (the Trust), constituting a majority of the Board of Trustees of the Trust (the Trustees), do hereby certify:
         First. That pursuant to the authority granted to the Trustees in Article VII, Section 5 of the Agreement and Declaration of Trust of the Trust (the Declaration of Trust),
Article VII, Section 2 of the Declaration of Trust is hereby amended by deleting the second sentence of Section 2(a) in its entirety and replacing it with the following sentence:
The Trust, out of Trust Property, shall
indemnify and hold harmless each officer and Trustee of the Trust from and against claims and demands arising out of or related to such officers or Trustees performance of his or her duties as an officer or Trustee of the Trust, subject to the provisions set forth in Article VI of the ByLaws.
         Second. That the above amendment to Article VII, Section 2 of the Declaration of Trust is effective as of November 15, 2006.
      IN WITNESS WHEREOF, the undersigned
      Trustees of Delaware Group Equity Funds
      III, certify as to the above as of the 15th day of November, 2006.

Patrick P. Coyne___________________
Patrick P. Coyne
Trustee

Ann R. Leven _______________________
Ann R. Leven
Trustee

Thomas L. Bennett            ___________
Thomas L. Bennett
Trustee

Thomas F. Madison___________________
Thomas F. Madison
Trustee

John A. Fry   _____________________
John A. Fry
Trustee

Janet L. Yeomans_____________________
Janet L. Yeomans
Trustee

Anthony D. Knerr_________________
Anthony D. Knerr
Trustee

J. Richard Zecher_____________________
J. Richard Zecher
Trustee

Lucinda S. Landreth_______________
Lucinda S. Landreth
Trustee


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